Schedule A to the Advisors Managed Portfolios

DISTRIBUTION PLAN
(12b-1 Plan)

(as amended on June 10, 2026 to add the Rebuild America ETF)

SCHEDULE A

Series of Advisor Managed Portfolios	12b-1 Fee
1919 Financial Services Fund
Class A Class C Class FI Class R Class I	0.25% 1.00% 0.25% 0.50% None
1919 Socially Responsive Balanced Fund
Class A Class C Class FI Class R Class I	0.25% 1.00% 0.25% 0.50% None
Bramshill Income Performance Fund
Institutional Class Investor Class	None 0.25%
CornerCap Fundametrics Large-Cap ETF	0.25%
Miller Income Fund
Class A Class C Class FI Class I Class IS	0.25% 1.00% 0.25% None None
Miller Value Partners Appreciation ETF	0.25%
Miller Value Partners Leverage ETF	0.25%
Opportunity Trust
Class A Class C Class FI Class R Class I Class IS	0.25% 1.00% 0.25% 0.50% None None
Reckoner Yield Enhanced AAA CLO ETF	0.25%
Reckoner BBB-B CLO ETF	0.25%
Reckoner Yield Enhanced AAA CLO Annual ETF	0.25%
Reckoner Yield Enhanced AAA CLO Reinvesting ETF	0.25%
Reckoner BBB-B CLO Annual ETF	0.25%
Reckoner BBB-B CLO Reinvesting ETF	0.25%

Regan Fixed Rate MBS ETF	0.25%

Regan Total Return Income Fund
Investor Class	0.25%
Institutional Class	None
Ruk Strategic Growth ETF	0.25%

Rebuild America ETF	0.25%

Trenchless Fund ETF	0.25%

Zevenbergen Growth Fund
Institutional Class Investor Class	None 0.25%
Zevenbergen Genea Fund
Institutional Class Investor Class	None 0.25%